Exhibit h(7)
                                    FORM OF
                       AMENDMENT DATED SEPTEMBER 16, 1999
                                 TO SCHEDULE A
              TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                               (THE "AGREEMENT")
                               DATED JULY 1, 1998

                                    BETWEEN
                          ABN AMRO FUND SERVICES, INC.
                                      AND
                                 ABN AMRO FUNDS

Pursuant to the Introduction and Paragraph 8 of the Agreement, Schedule A to the Agreement is hereby amended to include Institutional Treasury Money Market Fund
(US), Institutional Government Money Market Fund (US) and Institutional Prime Money Market Fund (US).

Schedule B to the Agreement is hereby amended as follows with respect to the Institutional Treasury Money Market Fund (US), Institutional Government Money Market Fund (US) and Institutional Prime Money Market Fund (US) :

         o        Fund Administration Fee:  0.05% of average net assets

          ABN AMRO FUNDS

          By:

          Title:


          ABN AMRO FUND SERVICES, INC.

          By:

          Title:


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